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                                                                    Exhibit 23.2

           CONSENT OF MOORE STEPHENS FROST, INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Annual Report (Form 10-
K) of Bank of the Ozarks, Inc. (the "Company") of the consolidated financial statements for the years ended December 31, 1997 and 1996 (the "Financial Statements") included in the 1998 Annual Report to Stockholders of the Company.

     We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-32177, 333-32175 and 333-32173), pertaining to certain employee benefit plans of the Company of the Financial Statements included in or incorporated by reference in this Annual Report (Form 10-K).

                                   /s/ Moore Stephens Frost
                                       Moore Stephens Frost


Little Rock, Arkansas
March 15, 1999